UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 16, 2009

EPOD SOLAR INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53459	20-3551488
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5 – 215 Neave Road, Kelowna, British Columbia, Canada	V1V 2L9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (250) 491-8111

Allora Minerals, Inc. Suite 3, Level 1,190 Queen Street, Melbourne, 3000 Australia
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        On July 10, 2009, the Board of Directors of Allora Minerals, Inc. (the "Company") approved an amendment to the Company’s Articles of Incorporation to change the name of the Company to "EPOD Solar Inc." (the "Amendment"). Record holders of all of the issued and outstanding shares of common stock, $0.001 par value per share (the "Common Stock"), of the Company as of July 10, 2009 approved the Amendment by unanimous written consent. The Amendment became effective on July 16, 2009 following the filing of the Amendment with the Secretary of State of Nevada. A certified copy of the Amendment is filed herewith as Exhibit 3.1.

        The Company has notified the CUSIP Service Bureau regarding the name change and has received its new Committee on Uniform Security Identification Procedures (CUSIP) number for the Common Stock. The Company will also promptly notify both the over-the-counter bulletin board ("OTCBB") and the Financial Industry Regulatory Authority, Inc. (FINRA) of the name change in order to obtain a new trading symbol for the Common Stock on the OTCBB. Pending receipt of the new trading symbol, the Common Stock will continue to trade on the OTCBB under the existing "ALRL" symbol.

Item 7.01

Regulation FD Disclosure.

        On July 22, 2009, the Company issued the press release furnished herewith as Exhibit 99.1 to announce the name change.

        The information contained in this Item 7.01 and in Exhibit 99.1 shall not be deemed filed for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01

Financial Statements and Exhibits.

(d)  Exhibits.

3.1	Certificate of Amendment to Articles of Incorporation, filed July 16, 2009.

99.1	Press Release of Allora Minerals, Inc. dated July 22, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPOD SOLAR INC.

By: /s/ Michael Matvieshen
Michael Matvieshen
President and Chief Executive Officer
Date: July 22, 2009